UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 19, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 2.02.  Results of Operations and Financial Condition

On July 19, 2010, registrant issued a press release entitled “Halliburton Announces Second Quarter Earnings of $0.52 Per Diluted Share From Continuing Operations”

The text of the Press Release is as follows:

HALLIBURTON ANNOUNCES SECOND QUARTER EARNINGS
OF $0.52 PER DILUTED SHARE FROM CONTINUING OPERATIONS

HOUSTON, Texas – Halliburton (NYSE:HAL) announced today that income from continuing operations for the second quarter of 2010 was $474 million, or $0.52 per diluted share. Net income for the second quarter of 2010 was $480 million, or $0.53 per diluted share. This compares to net income for the first quarter of 2010 of $206 million, or $0.23 per diluted share.

Consolidated revenue in the second quarter of 2010 was $4.4 billion, compared to $3.8 billion in the first quarter of 2010. All product service lines and geographic regions experienced sequential revenue growth from the first quarter, driven by strong demand in the United States and seasonal activity improvements internationally.

Consolidated operating income was $762 million in the second quarter of 2010, compared to $449 million in the first quarter of 2010. All product service lines contributed to this increase, with production enhancement exhibiting especially strong sequential growth followed by completion tools, cementing, and directional drilling.

The first quarter of 2010 results were negatively impacted by the devaluation of the Venezuelan Bolívar Fuerte, resulting in a $31 million, non-tax deductible, foreign currency loss and $10 million of additional income tax expense in Venezuela on the company’s United States dollar-denominated monetary assets and liabilities.

“I am very pleased with our second quarter results. Total revenue grew 17% and operating income grew 70% sequentially, driven by increased activity in the unconventional natural gas and oil basins in North America. In addition, our international results reflect the anticipated seasonal recovery of markets in the eastern hemisphere and improved activity in Latin America. Overall, second quarter operating margins improved by over 500 basis points to 17%,” said Dave Lesar, chairman, president and chief executive officer.

“Revenue in North America increased 24% sequentially, outpacing the 13% growth in United States land rig count. Operating income grew over 90% sequentially as equipment utilization surpassed peak 2008 levels, further accelerating opportunities for pricing improvement. Increased horizontal drilling and the development of liquids-rich reservoirs amplified service intensity, as longer horizontal laterals increased the demand for premium tools, more sophisticated fluid systems, and the amount of horsepower needed for completions work.

Halliburton/Page 2

“Going forward, we believe North America land rig count growth may moderate as activity in the dry gas basins may slow due to weak natural gas fundamentals, which should be partially offset by the continued growth of oil- and liquids- rich reservoirs.

“International revenue increased 11%, and operating income increased 35% from the prior quarter. Markets such as Russia and Asia Pacific experienced a seasonal rebound while Latin America posted solid improvement due to activity increases. We continue to expect growth in international revenue and margins, but the rate of improvement may be more weighted toward the end of the year as customers look at their spending plans in light of current economic conditions as well as ensuring they incorporate any lessons learned from the situation in the Gulf of Mexico.

“The tragic incident that occurred in the Gulf of Mexico and the subsequent suspension of deepwater drilling, we believe, will usher in a new regulatory climate and will have a profound impact on how deepwater drilling is performed.

“We are taking appropriate actions to mitigate the impact of the reduced activity in our Gulf of Mexico business, including redeploying our people and equipment to other areas of stable or increasing activity. Despite these moves, we estimate that the deepwater drilling suspension will negatively impact our earnings by $0.05-$0.08 per quarter for the remainder of 2010.

“The events in the Gulf of Mexico have not stifled our enthusiasm for increased deepwater activity in the coming years. Deepwater will continue to serve as an important source of hydrocarbons necessary to meet future energy demand.

“Contributions from the service sector can play a valuable role in developing new technological innovations and best practices to help customers operate safely and efficiently in these challenging conditions and will generate a corresponding increase in service intensity,” Lesar concluded.

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Halliburton/Page 3

2010 Second Quarter Results

Completion and Production
Completion and Production (C&P) revenue in the second quarter of 2010 was $2.4 billion, an increase of $429 million from the first quarter of 2010. Sequential revenue growth was seen in all regions, with the most significant impact coming from increased activity in North America.

C&P operating income in the second quarter of 2010 was $497 million, an increase of $259 million over the first quarter of 2010. North America C&P operating income increased $173 million due to strong results in United States Land. Service intensity has continued to increase and has led to greater absorption of equipment capacity and further pricing improvements. Latin America C&P operating income increased $5 million, primarily due to improved performance in Mexico and Colombia. Europe/Africa/CIS C&P operating income increased $56 million, due to strong demand for production enhancement services in Congo, Algeria, and the North Sea and increased demand for completion tools in Nigeria and Norway. Middle East/Asia C&P operating income increased $25 million, primarily due to strong completions and production enhancement activity across the region.

Drilling and Evaluation
Drilling and Evaluation (D&E) revenue in the second quarter of 2010 was $2 billion, an increase of $197 million from the first quarter of 2010, with higher activity in North America, Latin America, and Middle East/Asia.

D&E operating income in the second quarter of 2010 was $318 million, an increase of $48 million from the first quarter of 2010. North America D&E operating income increased by $38 million, benefiting from higher horizontal drilling activity in United States Land. Latin America D&E operating income increased $38 million primarily due to increased drilling activity in Mexico and higher testing activity in Brazil. Europe/Africa/CIS D&E operating income decreased $38 million, primarily due to lower activity in the North Sea and certain locations in West Africa, which was partially offset by the seasonal recovery in Russia. Middle East/Asia D&E operating income increased $10 million as higher drilling activity in Saudi Arabia and Indonesia and increased fluids revenues in Australia helped bolster the region.

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Halliburton/Page 4

Significant Recent Events and Achievements

•
Halliburton has announced the successful completion of field tests for the GeoTap® IDS fluid identification and sampling sensor for BG Norge. The test was performed on the Bredford Dolphin drilling rig for the 34/5-1 S Blåbær exploration well in offshore Norway. Application of the technology saves operators rig costs and significantly reduces the industry’s requirement for time-consuming, post-well wireline sampling.

The GeoTap® IDS sensor revolutionizes subsurface hydrocarbon fluid sampling. For the first time, reservoir formation fluids can be sampled during short stops in the drilling process with a tool placed in the logging-while-drilling (LWD) assembly. This makes the technology ideal for high-cost drilling environments such as deepwater exploration wells, where conventional wireline-based sampling programs often cost several million dollars more in rig time and increase well risk. The GeoTap® IDS system also allows operators to acquire multiple fluid samples within just hours of drilling the formation instead of days, reducing the likelihood of borehole damage and producing a less contaminated sample.

•
Halliburton has announced the opening of a new test facility at its manufacturing center in Duncan, Oklahoma that is capable of safely testing Halliburton’s proprietary oil and gas field services equipment under the most strenuous simulated conditions.

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Halliburton/Page 5

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

NOTE:  The statements in this press release that are not historical statements, including statements regarding future financial performance are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: results of litigation and investigations; actions by third parties, including governmental agencies; changes in the demand for or price of oil and/or natural gas which has been significantly impacted by the worldwide recession and by the worldwide financial and credit crisis; consequences of audits and investigations by domestic and foreign government agencies and legislative bodies and related publicity and potential adverse proceedings by such agencies; indemnification and insurance matters; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to offshore oil and gas exploration, radioactive sources, explosives, chemicals, hydraulic fracturing services and climate-related initiatives; compliance with laws related to income taxes and assumptions regarding the generation of future taxable income; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, and foreign exchange rates and controls, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; changes in capital spending by customers; delays or failures by customers to make payments owed to us; execution of long-term, fixed-price contracts; impairment of oil and gas properties; structural changes in the oil and natural gas industry; maintaining a highly skilled workforce; availability of raw materials; and integration of acquired businesses and operations of joint ventures. Halliburton's Form 10-K for the year ended December 31, 2009, Form 10-Q for the quarter ended March 31, 2010, recent Current Reports on Form 8-K, and other Securities and Exchange Commission (SEC) filings discuss some of the important risk factors identified that may affect Halliburton’s business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	June 30		March 31
	2010	2009	2010
Revenue:
Completion and Production	$2,393	$1,752	$1,964
Drilling and Evaluation	1,994	1,742	1,797
Total revenue	$4,387	$3,494	$3,761
Operating income:
Completion and Production	$497	$243	$238
Drilling and Evaluation	318	284	270
Corporate and other	(53)	(51)	(59)
Total operating income	762	476	449
Interest expense, net of interest income of $3, $3, and $3	(76)	(79)	(76)
Other, net	(9)	(14)	(40	)(a)
Income from continuing operations before income taxes	677	383	333
Provision for income taxes	(200)	(117)	(121	)(b)
Income from continuing operations	477	266	212
Income (loss) from discontinued operations, net	6	(1)	(5)
Net income	$483	$265	$207
Noncontrolling interest in net income of subsidiaries	(3)	(3)	(1)
Net income attributable to company	$480	$262	$206
Amounts attributable to company shareholders:
Income from continuing operations	$474	$263	$211
Income (loss) from discontinued operations, net	6	(1)	(5)
Net income attributable to company	$480	$262	$206
Basic income per share attributable to company
shareholders:
Income from continuing operations	$0.52	$0.29	$0.23
Income (loss) from discontinued operations, net	0.01	–	–
Net income per share	$0.53	$0.29	$0.23
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.52	$0.29	$0.23
Income (loss) from discontinued operations, net	0.01	–	–
Net income per share	$0.53	$0.29	$0.23
Basic weighted average common shares outstanding	906	898	905
Diluted weighted average common shares outstanding	909	900	908

(a)	Includes, among other items, a $31 million non-tax deductible, foreign currency loss associated with the devaluation of the Venezuelan Bolívar Fuerte.
(b)
Includes $10 million of additional tax expense for local Venezuelan income tax purposes as a result of a taxable gain created by the devaluation of the Bolívar Fuerte on Halliburton’s net United States dollar-denominated monetary assets and liabilities in Venezuela.

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Six Months Ended June 30
	2010		2009
Revenue:
Completion and Production	$4,357		$3,780
Drilling and Evaluation	3,791		3,621
Total revenue	$8,148		$7,401
Operating income:
Completion and Production	$735		$606
Drilling and Evaluation	588		588
Corporate and other	(112)		(102)
Total operating income	1,211		1,092
Interest expense, net of interest income of $6 and $5	(152)		(130)
Other, net	(49	)(a)	(19)
Income from continuing operations before income taxes	1,010		943
Provision for income taxes	(321	)(b)	(296)
Income from continuing operations	689		647
Income (loss) from discontinued operations, net	1		(2)
Net income	$690		$645
Noncontrolling interest in net income of subsidiaries	(4)		(5)
Net income attributable to company	$686		$640
Amounts attributable to company shareholders:
Income from continuing operations	$685		$642
Income (loss) from discontinued operations, net	1		(2)
Net income attributable to company	$686		$640
Basic income per share attributable to company
shareholders:
Income from continuing operations	$0.76		$0.71
Income (loss) from discontinued operations, net	–		–
Net income per share	$0.76		$0.71
Diluted income per share attributable to company
shareholders:
Income from continuing operations	$0.75		$0.71
Income (loss) from discontinued operations, net	0.01		–
Net income per share	$0.76		$0.71
Basic weighted average common shares outstanding	906		898
Diluted weighted average common shares outstanding	908		899

(a)	Includes, among other items, a $31 million non-tax deductible, foreign currency loss associated with the devaluation of the Venezuelan Bolívar Fuerte.
(b)
Includes $10 million of additional tax expense for local Venezuelan income tax purposes as a result of a taxable gain created by the devaluation of the Bolívar Fuerte on Halliburton’s net United States dollar-denominated monetary assets and liabilities in Venezuela.

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	June 30	December 31
	2010	2009
Assets
Current assets:
Cash and equivalents	$1,160	$2,082
Receivables, net	3,304	2,964
Inventories, net	1,767	1,598
Investments in marketable securities	1,935	1,312
Other current assets	1,037	682
Total current assets	9,203	8,638

Property, plant, and equipment, net	6,175	5,759
Goodwill	1,132	1,100
Other assets	1,030	1,041
Total assets	$17,540	$16,538

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,069	$787
Current maturities of long-term debt	750	750
Accrued employee compensation and benefits	583	514
Other current liabilities	913	838
Total current liabilities	3,315	2,889

Long-term debt	3,824	3,824
Other liabilities	1,017	1,068
Total liabilities	8,156	7,781

Company’s shareholders’ equity	9,353	8,728
Noncontrolling interest in consolidated subsidiaries	31	29
Total shareholders’ equity	9,384	8,757
Total liabilities and shareholders’ equity	$17,540	$16,538

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HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Six Months Ended
	June 30
	2010	2009
Cash flows from operating activities:
Net income	$690	$645
Adjustments to reconcile net income to net cash from operations:
Depreciation, depletion, and amortization	533	439
Payments of Department of Justice and Securities and Exchange Commission
settlement and indemnity	(94)	(322)
Other	(321)	256
Total cash flows from operating activities	808	1,018

Cash flows from investing activities:
Purchases of investments in marketable securities	(1,182)	(1,518)
Sales of investments in marketable securities	550	–
Capital expenditures	(855)	(950)
Other	(108)	48
Total cash flows from investing activities	(1,595)	(2,420)

Cash flows from financing activities:
Proceeds from long-term borrowings, net of offering costs	–	1,975
Payment of dividends to shareholders	(163)	(162)
Other	45	47
Total cash flows from financing activities	(118)	1,860

Effect of exchange rate changes on cash	(17)	(14)
Increase (decrease) in cash and equivalents	(922)	444
Cash and equivalents at beginning of period	2,082	1,124
Cash and equivalents at end of period	$1,160	$1,568

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	June 30		March 31
Revenue by geographic region:	2010	2009	2010
Completion and Production:
North America	$1,434	$795	$1,125
Latin America	212	227	202
Europe/Africa/CIS	459	439	385
Middle East/Asia	288	291	252
Total	2,393	1,752	1,964
Drilling and Evaluation:
North America	677	464	579
Latin America	355	317	293
Europe/Africa/CIS	522	532	535
Middle East/Asia	440	429	390
Total	1,994	1,742	1,797
Total revenue by region:
North America	2,111	1,259	1,704
Latin America	567	544	495
Europe/Africa/CIS	981	971	920
Middle East/Asia	728	720	642

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$310	$52	$137
Latin America	34	53	29
Europe/Africa/CIS	95	69	39
Middle East/Asia	58	69	33
Total	497	243	238
Drilling and Evaluation:
North America	131	28	93
Latin America	55	53	17
Europe/Africa/CIS	53	86	91
Middle East/Asia	79	117	69
Total	318	284	270
Total operating income by region:
North America	441	80	230
Latin America	89	106	46
Europe/Africa/CIS	148	155	130
Middle East/Asia	137	186	102

See Footnote Table 1 for a list of significant items included in operating income.

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HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Six Months Ended June 30
Revenue by geographic region:	2010	2009
Completion and Production:
North America	$2,559	$1,866
Latin America	414	459
Europe/Africa/CIS	844	865
Middle East/Asia	540	590
Total	4,357	3,780
Drilling and Evaluation:
North America	1,256	1,076
Latin America	648	641
Europe/Africa/CIS	1,057	1,074
Middle East/Asia	830	830
Total	3,791	3,621
Total by revenue by region:
North America	3,815	2,942
Latin America	1,062	1,100
Europe/Africa/CIS	1,901	1,939
Middle East/Asia	1,370	1,420

Operating income by geographic region
(excluding Corporate and other):
Completion and Production:
North America	$447	$218
Latin America	63	107
Europe/Africa/CIS	134	146
Middle East/Asia	91	135
Total	735	606
Drilling and Evaluation:
North America	224	92
Latin America	72	107
Europe/Africa/CIS	144	177
Middle East/Asia	148	212
Total	588	588
Total operating income by region:
North America	671	310
Latin America	135	214
Europe/Africa/CIS	278	323
Middle East/Asia	239	347

See Footnote Table 1 for a list of significant items included in operating income.

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FOOTNOTE TABLE 1

HALLIBURTON COMPANY
Items Included in Operating Income
(Millions of dollars except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2009
	Operating	After Tax
	Income	per Share

Completion and Production:
Employee separation costs	$(10)	$(0.01)
Drilling and Evaluation:
Employee separation costs	(7)	–
Corporate and other:
Employee separation costs	–	–

	Six Months Ended
	June 30, 2009
	Operating	After Tax
	Income	per Share

Completion and Production:
Employee separation costs	$(21)	$(0.02)
Drilling and Evaluation:
Employee separation costs	(19)	(0.01)
Corporate and other:
Employee separation costs	(5)	–

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: July 19, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary